Exhibit 1.01

Precision Castparts Corp. Conflict Minerals Report
Calendar Year 2014

This Conflicts Minerals Report (the “Report”) is prepared by Precision Castparts Corp. and consolidated subsidiaries (the “Company”, “we” or “our”) to comply with the disclosure obligations related to use of gold, columbite-tantalite (coltan), cassiterite, and wolframite (“conflict minerals”), including their derivatives tantalum, tin and tungsten pursuant to Rule 13p-1 of the Securities Exchange Act of 1934 (the “Rule”). Except as otherwise defined, capitalized terms used herein have the meanings given in the Rule.

1.	Due Diligence - Reasonable Country of Origin Inquiry

The Company developed a reasonable country of origin inquiry (“RCOI”) process to identify the source and chain of custody of conflict minerals. As described below, our process was developed to conform to the framework provided in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition and the related supplements.

a.	Design of Due Diligence/RCOI Program

Company management systems. The Company has a Conflicts Minerals Policy reflecting our commitment to sourcing “conflict free” tin, tungsten, tantalum or gold either directly or through metals and materials contained in purchased products. We communicate to employees involved in the purchasing process the need to support internal efforts to track the origin of the conflict minerals integral to the manufacture and functionality of the products, components and materials we make. As a metals manufacturer, we require our operations to maintain accurate internal records of material purchases and suppliers. A team including corporate, division and facility-level personnel oversees and implements the conflict minerals due diligence process and serves as a resource to purchasing personnel within the Company. A purchasing manager at each of the Company’s operations serves as the person responsible for conflict mineral monitoring and reporting. We maintain an internal portal-based system to provide resources to purchasing personnel and to provide a structure for tracking overall progress in identifying conflict minerals and monitoring due diligence efforts.

Identifying and Assessing Risks in the Supply Chain. We first determine the operations within the Company that use conflict minerals by requiring the designated purchasing manager for each operation to identify any conflict minerals used, the volume of each mineral purchased during the year, and the materials and products manufactured with those minerals. The purchasing managers provide this information through a Company-designed questionnaire. Corporate and division-level personnel use the responses provided to identify those operations that are subject to further diligence procedures and, based on purchase volumes, number of suppliers or otherwise, those operations that need support and assistance with controls and initiatives to improve insight into the conflict mineral supply chain. After completing the inventories and assessments, we survey each supplier (other than known smelters subject to verification as described below) of a conflict mineral or a product containing a conflict mineral necessary for the product’s use identified. The purpose of the survey is to determine whether the conflict mineral(s) supplied were DRC Conflict Free or whether there was any reason known to the supplier that the conflict minerals present originated from the Democratic Republic of the Congo or an adjoining country (a “Covered Country”) in a manner that directly or indirectly financed or benefited the armed groups there. We further test and evaluate the survey responses and collect all responses, supplier certifications and our findings through our portal-based system. Certifications and related information published in that application are kept in the same condition as it was received from the supplier.

Responding to Identified Risks and Use of Third Party Audits. We review all responses received and verify any smelters identified against the list of facilities that received a ‘conflict free’ designation from the Conflict Free Smelter Program (“CFSP”) or other independent third party audit program. Suppliers that do not respond or whose responses are determined inadequate are escalated for follow-up. For suppliers who are unable to provide complete information, we make further inquiry to determine the status of their conflict mineral supply chain diligence and progress toward achieving full sourcing information. Steps are implemented to further mitigate the risk that a conflict mineral contained in the Company’s products has directly or indirectly financed or benefited the armed groups in a Covered Country, including:

•	Increased inclusion of Conflict Mineral compliance language in contracts and purchase orders

•
Continued review of whether vendors who are unable to provide affirmative certifications of the DRC Conflict Free status of materials and products containing Conflict Minerals supplied may be replaced with an alternative that meets our customer’s quality and material requirements

•	Continued engagement with our global supply chain partners to conduct reasonable, risk-based due diligence of our supply chain

•
Consideration of other methods of confirming the original source of Conflict Minerals when the direct supplier is unable to affirmatively identify the DRC Conflict Free status of the materials or products supplied

Report Annually on Supply Chain Due Diligence. This Conflict Minerals Report is posted on our website at www.precast.com.

b.	Description of Due Diligence Performed

The Company produces metals and metal alloys and converts metals and metal alloys into components and products. The primary metals and metal alloys we manufacture and use are titanium, nickel and cobalt-based alloys. The Company’s operations include:

•	Manufacturing metal alloys for internal use and for sale to third parties

•	Manufacturing metal components from metal alloys

•	Manufacturing industrial products from components that include metals

The implementation of the RCOI-designed due diligence inquiry described above and a summary of the results of that inquiry for 2014 are provided for each category of operation below.

i.	Alloy Manufacturing Operations.

The Company’s alloy manufacturing businesses produce nickel and titanium alloys in all standard mill forms from large ingots and billets to plate, foil, sheet, strip, tubing, bar, rod, extruded shapes, rod-in-coil, wire and welding consumables, as well as cobalt alloys. The chemical composition of the alloys manufactured and used in our products is prescribed by precise formulas designed to achieve specific performance properties such as high temperature strength, corrosion resistance and similar properties and commonly require small amounts of tantalum, tungsten or tin, as well as other metals such as molybdenum, as part of the alloy blend to achieve the required performance characteristics.

We use both scrap and recycled (revert) metals and non-scrap (virgin) supply sources for our source metals. Our internal revert metal management group sources scrap and recycled metal from internal and external sources. Because alloy specifications determine the revert/virgin ratio, we closely manage scrap and recycled metal sourcing and use. Using our own records as part of the RCOI process, we were able to confirm the status of some of our metals as solely from recycled or scrap sources.

In addition, as non-scrap materials are received at our production facility, information from the mill or source about the country of origin of the material was actively reviewed and monitored for statements that indicate sourcing from a Covered Country. To the extent metals were sourced from virgin supply sources, we required the purchasing manager of each metal and metal alloy manufacturing operation to inventory first tier suppliers of tantalum, tungsten and tin, and to indicate whether or not the supplier was a smelter. Division-level personnel reviewed the reported information for adequacy and accuracy. These operations were then tasked to pursue first tier supplier certifications and consult approved smelter lists. In some cases, our alloy manufacturing operations purchased directly from the mineral smelter.

ii.	Component Manufacturing Operations.

The Company’s component manufacturing operations purchase metal alloys in the form of ingots, billets, plate, foil, sheet, strip, tubing, bar, rod, and wire and apply melting, casting, forging, cutting and bending processes to these alloys to form high-quality investment castings, forgings, fasteners systems and aerostructures for aerospace and power applications; and seamless pipe for coal-fired, industrial gas turbine and other uses.

Some of the Company’s metal component manufacturing operations obtain their metals from the Company’s internal alloy-manufacturing operations and were able to rely upon the country of origin inquiry process conducted by these affiliates as noted under Alloy Manufacturing Operations, above.

Some of these metal alloys are purchased from third party suppliers. Because the chemical composition of the alloys used in the component parts is critical to the customer’s ultimate product specifications, the customer specifies the exact alloy required for each component manufactured. As a result, each component manufacturing operation has full record of the chemical composition of the specific alloys it uses and whether each contains tantalum, tungsten or tin. Our due diligence with respect to our component parts businesses included obtaining from the purchasing manager of each component manufacturing operation a specific list of the suppliers of any alloys containing tantalum, tungsten or tin, whether or not the supplier is a smelter, and whether any supplier was believed to be supplying from scrap or recycled sources. Division-level personnel reviewed the reported information for adequacy and accuracy. These operations then were tasked to pursue first tier supplier certifications and refer to approved smelter lists as smelters were identified.

iii.	Products Manufactured from Components.

A very small number of the Company’s operations build products that include already manufactured components. These components, which are purchased from another company, sometimes include internally-supplied metal components but also products purchased from third parties, including switches, capacitors, printed circuit boards and the like. Information about the country of origin of the goods supplied is requested and reviewed as the goods are ordered, received and processed by our product manufacturing businesses. Using an inventory of purchased products and suppliers prepared by the purchasing managers, each operation surveyed its identified suppliers about the use of tantalum, tungsten, tin and gold in the purchased products supplied to us. From that information, we identified the use of all four minerals within our purchased components. Division-level personnel reviewed the reported information for adequacy and accuracy. These operations then were tasked to pursue first tier supplier certifications from suppliers of any of the conflict minerals and refer to approved smelter and refiner lists as those companies were identified.

iv.	Evaluating Supplier Responses.

Between January 2015 and the filing date, the Company engaged in solicitation efforts to obtain 2014 certifications from all suppliers. Facility and corporate-level personnel reviewed all responses received. Suppliers that did not respond or whose responses were determined inadequate were escalated for follow-up. For suppliers who were unable to provide complete information, we made further inquiry to determine the status of their conflict mineral supply chain diligence and progress toward achieving full sourcing information. A significant majority of suppliers responded in a manner that confirmed that the conflict minerals supplied did not originate from a Covered Country, originated exclusively from scrap or recycled sources, or originated from a smelter on the CFSP lists of ‘conflict-free’ smelters or on the list of smelters currently progressing toward that status.

Fewer than five first tier suppliers stated that they could not provide sufficient information to confirm the origin of any conflict minerals present in materials or metals sold to the Company in 2014 due to inadequate information obtained from their own suppliers or inability to verify smelter status. We also had some suppliers who confirmed a policy not to purchase conflict minerals originating from Covered Countries but did not provide separate certifications to that effect. We are continuing to work with our suppliers toward achieving a more complete response.

Finally, we separately compared our smelter suppliers and smelters identified by our first tier suppliers against the list developed by the CFSP. Some suppliers were listed as Conflict Free Smelters. Others were listed as progressing toward that status or were not listed. For those who had not yet achieved full approval, we requested certification of the origin or recycled nature of any tin, tungsten, tantalum or gold intentionally added to the products sold to us in 2014.

c.	Summary of the Results of the Company’s 2014 RCOI

Based on its reasonable country of origin inquiry, the Company has concluded in good faith that:

1.	Certain products manufactured by the Company in 2014 contained tungsten, tantalum, tin or gold that is necessary to the functionality of the products.

2.
The Company is currently unable to determine whether some of tungsten, tantalum, tin or gold that is necessary to the functionality of its products originated in the Covered Countries and is not from scrap or recycled sources.

2.	Products

On the basis of the due diligence measures described in this Report, we have concluded in good faith that during the reporting period the following products may have contained conflict minerals that originated from the Covered Countries: machined parts intended for assembly into larger aerostructure sub-assemblies; bushings, rod assemblies, and other manufactured parts and components used in airframes and aerostructures; monitoring and control equipment for utility systems; and engineered products used in aerospace applications.

A list of the smelters from which we purchased directly or our suppliers identified as possibly supplying minerals that were incorporated into our manufactured alloys, components and products during 2014 is included in the attached Exhibit A.

Precision Castparts Corp. (“PCC”)
Conflict Minerals Report, Calendar Year 2014
May 28, 2015
Exhibit A

List of Potential Smelters/Refiners of Conflict Minerals in PCC Supply Chain

Tin Smelters:

Smelter Name	Smelter Location	ID Number
ALPHA	UNITED STATES	CID000292
AURUBIS AG	GERMANY	CID000113
CHINA RARE METAL MATERIALS COMPANY	CHINA	CID000244
CHINA TIN GROUP CO., LTD.	CHINA	CID001070
CNMC (GUANGXI) PGMA CO. LTD.	CHINA	CID000278
COOPER SANTA	BRAZIL	CID000295
CV SERUMPUN SEBALAI	INDONESIA	CID000313
CV UNITED SMELTING	INDONESIA	CID000315
EMPRESA METALURGICA VINTO	BOLIVIA	CID000438
ESTANHO DE RONDÔNIA S.A.	BRAZIL	CID000448
FENIX METALS	POLAND	CID000468
GEJIU NON-FERROUS METAL PROCESSING CO. LTD.	CHINA	CID000538
GEJIU ZI-LI	CHINA	CID000555
HUICHANG JINSHUNDA TIN CO. LTD	CHINA	CID000760
INDRA ERAMULTI LOGAM,IMLI	INDONESIA	CID001428
JIANGXI NANSHAN	CHINA	CID000864
KAI UNITA TRADE LIMITED LIABILITY COMPANY	CHINA	CID000942
LINWU XIANGGUI SMELTER CO	CHINA	CID001063
LIUZHOU CHINA TIN	CHINA	CID001070
MAGNU'S MINERAIS METAIS E LIGAS LTDA	BRAZIL	CID002468
MALAYSIA SMELTING CORPORATION (MSC)	MALAYSIA	CID001105
MELT METAIS E LIGAS S/A	BRAZIL	CID002500
METALLO CHIMIQUE	BELGIUM	CID001143
MINERAÇÃO TABOCA S.A.	BRAZIL	CID001173
MINMETALS GANZHOU TIN CO. LTD.	CHINA	CID001179
MINSUR	PERU	CID001182
MITSUBISHI MATERIALS CORPORATION	JAPAN	CID001191
NOVOSIBIRSK INTEGRATED TIN WORKS	RUSSIAN FEDERATION	CID001305
O.M. MANUFACTURING (THAILAND) CO., LTD.	THAILAND	CID001314
OMSA	BOLIVIA	CID001337
PT ARTHA CIPTA LANGGENG	INDONESIA	CID001399
PT ATD MAKMUR MANDIRI JAYA	INDONESIA	CID002503
PT BABEL INTI PERKASA	INDONESIA	CID001402
PT BANGKA KUDAI TIN	INDONESIA	CID001409
PT BANGKA PUTRA KARYA	INDONESIA	CID001412

PT BANGKA TIMAH UTAMA SEJAHTERA	INDONESIA	CID001416
PT BANGKA TIN INDUSTRY	INDONESIA	CID001419
PT BELITUNG INDUSTRI SEJAHTERA	INDONESIA	CID001421
PT BUKIT TIMAH	INDONESIA	CID001428
PT DS JAYA ABADI	INDONESIA	CID001434
PT EUNINDO USAHA MANDIRI	INDONESIA	CID001438
PT INTI STANIA PRIMA	INDONESIA	CID002530
PT KARIMUN MINING	INDONESIA	CID001448
PT KOBA TIN	INDONESIA	CID001449
PT MITRA STANIA PRIMA	INDONESIA	CID001453
PT PRIMA TIMAH UTAMA	INDONESIA	CID001458
PT REFINED BANGKA TIN	INDONESIA	CID001460
PT SARIWIGUNA BINASENTOSA	INDONESIA	CID001463
PT STANINDO INTI PERKASA	INDONESIA	CID001468
PT TAMBANG TIMAH	INDONESIA	CID001477
PT TIMAH (PERSERO), TBK	INDONESIA	CID001482
PT TININDO INTER NUSA	INDONESIA	CID001490
RUI DA HUNG	TAIWAN	CID001539
SOFT METAIS, LTDA.	BRAZIL	CID001758
THAISARCO	THAILAND	CID001898
WHITE SOLDER METALURGIA E MINERAÇÃO LTDA.	BRAZIL	CID002036
YUNNAN CHENGFENG NON-FERROUS METALS CO.,LTD.	CHINA	CID002158
YUNNAN TIN COMPANY, LTD.	CHINA	CID002180

Tungsten Smelters:

Smelter Name	Smelter Location	ID Number
ABS GROUP	UNITED KINGDOM	N/A
ALMT	CHINA	4CHN020
ATI TUNGSTEN MATERIALS	UNITED STATES	4USA001
CHINA MINMETALS NONFERROUS METALS CO LTD	CHINA	CID000239
CHONGYI ZHANGYUAN TUNGSTEN CO LTD	CHINA	CID000258
DAYU WEILIANG TUNGSTEN CO., LTD.	CHINA	CID000345
GANZHOU HUAXING TUNGSTEN PRODUCTS CO., LTD.	CHINA	CID000875
GANZHOU JIANGWU FERROTUNGSTEN CO., LTD.	CHINA	CID002315
GANZHOU NON-FERROUS METALS SMELTING CO., LTD.	CHINA	CID000868
GANZHOU SEADRAGON W & MO CO., LTD.	CHINA	CID002494
GLOBAL TUNGSTEN & POWDERS CORP.	UNITED STATES	CID000568
HC STARCK GMBH	GERMANY	CID000683
HUNAN CHANGDA VANADIUM TUNGSTEN COMPANY	CHINA	N/A
HUNAN CHENZHOU MINING GROUP CO	CHINA	CID000766
JAPAN NEW METALS CO LTD	JAPAN	CID000825
JIANGXI GAN BEI TUNGSTEN CO., LTD.	CHINA	CID002321
JIANGXI XINSHENG TUNGSTEN INDUSTRY CO., LTD.	CHINA	CID002317
JIUJIANG TAMBRE CO. LTD.	CHINA	CID000917
KENNAMETAL HUNTSVILLE	UNITED STATES	CID000105
KENNAMETAL INC.	UNITED STATES	CID000966
LUOYANG MUDU TUNGSTEN & MOLYBDENUM TECHNOLOGY CO., LTD	CHINA	N/A
METAL MANAGEMENT AEROSPACE	UNITED STATES	N/A
TEJING (VIETNAM) TUNGSTEN CO., LTD.	VIET NAM	CID001889
TRANZACT, INC.	UNITED STATES	CID002571
VIETNAM YOUNGSUN TUNGSTEN INDUSTRY CO., LTD	VIET NAM	CID002011
WOLFRAM BERGBAU UND HÜTTEN AG	AUSTRIA	CID002044
WOLFRAM COMPANY CJSC	RUSSIAN FEDERATION	CID002047
XIAMEN TUNGSTEN CO., LTD	CHINA	CID002082
XINHAI RENDAN SHAOGUAN TUNGSTEN CO., LTD.	CHINA	CID002095
ZHUZHOU CEMENTED CARBIDE WORKS IMP. & EXP. CO.	CHINA	CID002236

Tantalum Smelters:

Smelter Name	Smelter Location	ID Number
ATI TUNGSTEN MATERIALS	UNITED STATES	CID000105
CBMM	BRAZIL	N/A
CHANGSHA SOUTH TANTALUM NIOBIUM CO., LTD.	CHINA	CID000211
CHINA SHENZHEN MORGAN SPUTTERING TARGETS & TECHNOLOGY CO., LTD.	CHINA	N/A
CONGHUA TANTALUM AND NIOBIUM SMELTRY	CHINA	CID000291
DUOLUOSHAN	CHINA	CID000410
EXOTECH INC.	UNITED STATES	CID000456
F&X ELECTRO-MATERIALS LTD.	CHINA	CID000460
GLOBAL ADVACED METALS	BOYERTOWN PA	CID002557
GUANGDONG ZHIYUAN NEW MATERIAL CO., LTD.	CHINA	CID000616
H.C. STARCK GMBH GOSLAR	GERMANY	CID002545
H.C. STARCK GMBH LAUFENBURG	GERMANY	CID002546
H.C. STARCK HERMSDORF GMBH	GERMANY	CID002547
H.C. STARCK LTD.	JAPAN	CID002549
H.C. STARCK SMELTING GMBH & CO.KG	GERMANY	CID002550
HC STARCK NORTH AMERICA TRADING	NEWTON MA	CID002548
HENGYANG KING XING LIFENG NEW MATERIALS CO., LTD.	CHINA	CID002492
HI TEMP SPECIALTY METALS	UNITED STATES	CID000731
JIUJIANG JINXIN NONFERROUS METALS CO., LTD.	CHINA	CID000914
JIUJIANG TANBRE CO., LTD.	CHINA	CID000917
KEMET BLUE POWDER	UNITED STATES	CID000963
KEMET BLUE POWDER	UNITED STATES	CID002568
KING-TAN TANTALUM INDUSTRY LTD	CHINA	CID000973
LSM BRASIL S.A.	BRAZIL	CID001076
METALLURGICAL PRODUCTS INDIA (PVT.) LTD.	INDIA	CID001163
MINERAÇÃO TABOCA S.A.	BRAZIL	CID001175
MITSUI MINING & SMELTING	JAPAN	CID001192
MOLYCORP SILMET A.S.	SILLAMAE, ESTONIA	CID001200
NINGXIA ORIENT TANTALUM INDUSTRY CO., LTD.	CHINA	CID001277
PLANSEE SE LIEZEN	AUSTRIA	CID002540
PLANSEE SE REUTTE	AUSTRIA	CID002556
QUANTUMCLEAN	UNITED STATES	CID001508
RFH TANTALUM SMELTRY CO., LTD	CHINA	CID001522
SHANGHAI JIANGXI METALS CO. LTD	CHINA	CID001634
SOLIKAMSK MAGNESIUM WORKS OAO	RUSSIAN FEDERATION	CID001769
TAKI CHEMICALS	JAPAN	CID001869
TANTALITE RESOURCES	SOUTH AFRICA	CID001879
TELEX	UNITED STATES	CID001891
TRANZACT, INC.	UNITED STATES	CID002571
ULBA METALLURGICAL	KAZAKHSTAN	CID001969

YICHUN JIN YANG RARE METAL CO., LTD	CHINA	CID002307
ZHUZHOU CEMENT CARBIDE	CHINA	CID002232

Gold Smelters/Refiners:

Smelter Name	Smelter Location	ID Number
ALLGEMEINE GOLD-UND SILBERSCHEIDEANSTALT A.G.	GERMANY	CID000035
ANGLOGOLD ASHANTI CÓRREGO DO SÍTIO MINERÇÃO	BRAZIL	CID000058
ARGOR-HERAEUS SA	SWITZERLAND	CID000077
ASAHI PRETEC CORPORATION	JAPAN	CID000082
ATASAY KUYUMCULUK SANAYI VE TICARET A.S.	TURKEY	CID000103
AURUBIS AG	GERMANY	CID000113
BANGKO SENTRAL NG PILIPINAS (CENTRAL BANK OF THE PHILIPPINES)	PHILIPPINES	CID000128
BOLIDEN AB	SWEDEN	CID000157
C. HAFNER GMBH + CO. KG	GERMANY	CID000176
CARIDAD	MEXICO	CID000180
CCR REFINERY - GLENCORE CANADA CORPORATION	CANADA	CID000185
CHIMET S.P.A.	ITALY	CID000233
DOWA	JAPAN	CID000401
ECO-SYSTEM RECYCLING CO., LTD.	JAPAN	CID000425
HEIMERLE + MEULE GMBH	GERMANY	CID000694
HERAEUS LTD. HONG KONG	HONG KONG	CID000707
HERAEUS PRECIOUS METALS GMBH & CO. KG	GERMANY	CID000711
INNER MONGOLIA QIANKUN GOLD AND SILVER REFINERY SHARE COMPANY LIMITED	CHINA	CID000801
ISHIFUKU METAL INDUSTRY CO., LTD.	JAPAN	CID000807
ISTANBUL GOLD REFINERY	TURKEY	CID000814
JOHNSON MATTHEY INC	UNITED STATES	CID000920
JOHNSON MATTHEY LTD	CANADA	CID000924
JX NIPPON MINING & METALS CO., LTD.	JAPAN	CID000937
KENNECOTT UTAH COPPER LLC	UNITED STATES	CID000969
KOJIMA CHEMICALS CO., LTD	JAPAN	CID000981
LS-NIKKO COPPER INC.	KOREA, REPUBLIC OF	CID001078
MATERION	UNITED STATES	CID001113
MATSUDA SANGYO CO., LTD.	JAPAN	CID001119
METALOR TECHNOLOGIES (HONG KONG) LTD	HONG KONG	CID001149
METALOR TECHNOLOGIES (SINGAPORE) PTE. LTD.	SINGAPORE	CID001152
METALOR TECHNOLOGIES SA	SWITZERLAND	CID001153
METALOR USA REFINING CORPORATION	UNITED STATES	CID001157
MITSUBISHI MATERIALS CORPORATION	JAPAN	CID001188
MITSUI MINING AND SMELTING CO., LTD.	JAPAN	CID001193
NADIR METAL RAFINERI SAN. VE TIC. A.ª.	TURKEY	CID001220

NIHON MATERIAL CO. LTD	JAPAN	CID001259
OHIO PRECIOUS METALS, LLC	UNITED STATES	CID001322
PAMP SA	SWITZERLAND	CID001352
RAND REFINERY (PTY) LTD	SOUTH AFRICA	CID001512
REMONDIS ARGENTIA B.V.	NETHERLANDS	N/A
ROYAL CANADIAN MINT	CANADA	CID001534
SEMPSA JOYERÍA PLATERÍA SA	SPAIN	CID001585
SHANDONG ZHAOJIN GOLD & SILVER REFINERY CO. LTD	CHINA	CID001622
SOLAR APPLIED MATERIALS TECHNOLOGY CORP.	TAIWAN	CID001761
SUMITOMO METAL MINING CO., LTD.	JAPAN	CID001798
TANAKA KIKINZOKU KOGYO K.K.	JAPAN	CID001875
THE REFINERY OF SHANDONG GOLD MINING CO. LTD	CHINA	CID001916
TOKURIKI HONTEN CO., LTD	JAPAN	CID001938
UMICORE PRECIOUS METALS THAILAND	THAILAND	CID002314
UMICORE SA BUSINESS UNIT PRECIOUS METALS REFINING	BELGIUM	CID001980
UNITED PRECIOUS METAL REFINING, INC.	UNITED STATES	CID001993
VALCAMBI SA	SWITZERLAND	CID002003
WESTERN AUSTRALIAN MINT TRADING AS THE PERTH MINT	AUSTRALIA	CID002030
ZHONGYUAN GOLD SMELTER OF ZHONGJIN GOLD CORPORATION	CHINA	CID002224
ZIJIN MINING GROUP CO. LTD	CHINA	CID002243